UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 27, 2013

BROADWAY FINANCIAL CORPORATION

 (Exact name of registrant as specified in its charter)

Delaware	000-27464	95-4547287
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5055 Wilshire Boulevard, Suite 500, Los Angeles, California	90036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:    (323) 634-1700

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                   Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of Broadway Financial Corporation (the “Company”) (NASDAQ Capital Market: BYFC), parent company of Broadway Federal Bank, f.s.b. (the “Bank”), was held on November 27, 2013 for the following purposes:

(1) To elect two directors to serve until the Annual Meeting to be held in the year 2016 and until their successors are elected and have been qualified.

At the meeting, the stockholders re-elected Mr. Robert Davidson and Mr. Javier Leon to serve as directors for three-year terms.  The number of votes cast with respect to each of the directors was as follows:

	For	Against	Abstain
Mr. Robert Davidson	17,899,664	—	70,986
Mr. Javier Leon	17,640,570	109,772	220,308

There were approximately 457,659 broker non—votes received with respect to this item.

(2) To ratify the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013.

At the meeting, the stockholders ratified the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for 2013 with 18,941,536 shares voting “for”, 6,084 shares voting “against” and 7,282 shares abstaining.  There were no broker non—votes received with respect to this item.

(3) To cast an advisory (non-binding) vote on the Company’s executive compensation.

At the meeting, the stockholders approved the Company’s executive compensation with 17,593,734 shares voting “for”, 303,427 shares voting “against” and 73,489 shares abstaining.  There were approximately 457,659 broker non—votes received with respect to this item.

(4) To amend the Company’s Certificate of Incorporation to increase the Company’s number of authorized shares of common stock from 8,000,000 to 50,000,000.

At the meeting, the holders of Common Stock, voting separately as a single class, approved the resolution to amend the Company’s Certificate of Incorporation to increase the Company’s number of authorized shares of common stock from 8,000,000 to 50,000,000 with 5,442,090 shares voting “for”, 206,246 shares voting “against” and 7,566 shares abstaining. There were no broker non—votes received with respect to this item.

At the meeting, the holders of Voting Shares, consisting of shares of Common Stock and shares of Series F Common Stock Equivalents, voting together as a single class, approved the resolution to amend the Company’s Certificate of Incorporation to increase the Company’s number of authorized shares of common stock from 8,000,000 to 50,000,000 with 18,741,090 Voting Shares voting “for”, 206,246 Voting Shares voting “against” and 7,566 Voting Shares abstaining. There were no broker non—votes received with respect to this item.

(5) To adopt an amendment to the Company’s Certificate of Incorporation authorizing the Company to issue up to 5,000,000 shares of a new class of non-voting common stock.

At the meeting, the stockholders approved the resolution to amend the Company’s Certificate of Incorporation authorizing the Company to issue up to 5,000,000 shares of a new class of non-voting common stock with 18,332,927 shares voting “for”, 156,252 shares voting “against” and

8,064 shares abstaining.  There were approximately 457,659 broker non—votes received with respect to this item.

(6) To approve amendments to the Company’s 2008 Long-Term Incentive Plan (the “LTIP”), including an increase in the number of shares of Common Stock that are reserved for future issuance pursuant to the LTIP to 2,000,000 shares.

At the meeting, the stockholders approved the amendments to the LTIP, including an increase in the number of shares of Common Stock that are reserved for future issuance pursuant to the LTIP to 2,000,000 shares with 17,716,291 shares voting “for”, 236,229 shares voting “against” and 18,130 shares abstaining.  There were approximately 457,659 broker non—votes received with respect to this item.

Item 8.01                   Other Events.

On November 29, 2013, the Company issued a press release announcing that the Company’s stockholders approved all of the proposals presented at the Annual Meeting on November 27, including the proposals to amend the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock to 50,000,000 shares and authorize the Company to issue up to 5,000,000 shares of a new class of non-voting Common Stock.  As a result, on December 2, 2013 the Company’s 13,299 outstanding shares of Series F Common Stock Equivalents will automatically convert into 13,299,000 shares of Common Stock and its 6,982 shares of Series G Non-Voting Preferred Stock will automatically convert into 698,200 shares of non-voting Common Stock.  A copy of the press release is attached as Exhibit 99.1 to this report on Form 8-K.

Item 9.01                   Financial Statements and Exhibits.

99.1            Press release dated November 29, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADWAY FINANCIAL CORPORATION

Date: November 29, 2013	By	/s/ Brenda J. Battey
Brenda J. Battey
Chief Financial Officer

EXHIBIT INDEX

99.1            Press release dated November 29, 2013